UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES
EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): July 14, 2008

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   Adoption of 2008 Stock Incentive Plan

        On July 14, 2008, at the Talon International, Inc. annual meeting of stockholders, our stockholders approved the Talon International, Inc. 2008 Stock Incentive Plan pursuant to which we may grant to our directors, officers, employees and consultants options or awards to purchase shares of our common stock. The plan became effective upon stockholder approval. The plan was adopted by our Board of Directors on May 13, 2008.

        Under the 2008 Stock Incentive Plan, we are authorized to grant equity-based awards in the form of stock options and stock purchase awards to employees (including executive officers), directors and consultants of the Company and its subsidiaries. The maximum number of shares available for grant under the plan is 2,500,000 shares of common stock. The number of shares available for award under the plan is subject to adjustment for certain corporate changes and based on the types of awards provided, all in accordance with the provisions of the plan. The plan may be administered by the Board of Directors or committees of the Board. The plan is currently administered by the Compensation Committee of the Board.

Item 8.01           Other Events.

   Annual Meeting of Stockholders

        On July 14, 2008, we held our 2008 annual meeting of stockholders. At the annual meeting, there were 20,291,433 shares entitled to vote, and 17,610,838 shares (approximately 87%) were represented at the meeting in person or by proxy. The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

Proposal 1.        To elect the following two nominees as Class II directors:

Director	For	Withheld
Lonnie D. Schnell	17,223,752	387,086
Raymond Musci	17,268,316	342,522

Proposal 2.        To approve the Talon International, Inc. 2008 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
4,624,861	1,177,690	85,020	11,723,267

Item 9.01           Financial Statements and Exhibits.

    (d)        Exhibits.

   The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Talon International, Inc. 2008 Stock Incentive Plan. Incorporated by reference to Exhibit 4.10 to the Registrant's Registration Statement on Form S-8 filed on July 18, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.
Date: July 18, 2008	By: /s/ Lonnie D. Schnell Lonnie D. Schnell, Chief Financial Officer